UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2012 Trident Microsystems, Inc. (“Trident” ) agreed upon the terms of an Asset Purchase Agreement (the “Agreement”) with Entropic Communications., a California corporation (“Entropic”) whereby the Company would sell to Entropic, and Entropic would purchase and acquire from the Trident, certain assets of the Trident and of certain of its wholly-owned subsidiaries. The transaction will be subject to Sections 105, 363 and 365 of Chapter 11 of Title 11 of the United States Code, including a marketing process. The Agreement provides for consideration to be paid by Entropic in the form of assumption of obligations and payment in cash to the Company of $55,000,000, subject to adjustments for working capital and other matters. The transaction is subject to certain closing conditions. The Agreement also provides for a break-up fee payable to Entropic in certain events, as well as licensing and support arrangements between the parties. This description of the transaction and the Agreement is qualified in its entirety by the terms of the Agreement which is attached hereto as Exhibit 99.1.

Item 1.03 Bankruptcy or Receivership.

On January 4, 2012 Trident and its wholly-owned subsidiary, Trident Microsystems (Far East) Ltd, a Cayman Islands Corporation, (together with Trident “the Debtors”) filed voluntary petitions (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Trident will shortly file for protection in the Cayman Islands as well. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Debtor’s direct and indirect subsidiaries in other jurisdictions are not included in the U.S. or Cayman bankruptcy filings and no bankruptcy, insolvency, or similar proceedings have been initiated with respect to any other subsidiaries.

On January 4, 2012, Trident issued a press release relating to the foregoing matters, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Form of Asset Purchase Agreement between Trident Microsystems, Inc. and Entropic Communications, Inc.

99.2	Press Release dated January 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2012

TRIDENT MICROSYSTEMS, INC.

/s/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary